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                                                                    Exhibit 10.1


                       ANTHONY & SYLVAN POOLS CORPORATION

                          1999 LONG-TERM INCENTIVE PLAN

1.       PURPOSES

         The purpose of the Anthony & Sylvan Pools Corporation 1999 Long-Term Incentive Plan (the "Plan") is to promote the long-term growth and performance of Anthony & Sylvan Pools Corporation (the "Company"). The Plan provides an opportunity for employees and directors of the Company to participate through share ownership in the long-term growth and success of the Company, enhances the Company's ability to attract and retain persons with desired abilities, provides additional incentives for such persons and identifies interests of employees, directors and shareholders of the Company.

2.       DEFINITIONS

         (a) "Award" means any form of stock option, stock appreciation right, restricted shares, share or share-based award or performance share granted to a Participant under the Plan.

         (b) "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" means the Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, provided that the Committee shall be constituted so as to satisfy any applicable legal requirements, including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code or any respective successor rule.

         (f) "Fair Market Value" means the average of the closing prices of Shares as reported on the Nasdaq Stock Market for the preceding ten (10) days on which sales of Shares were made on the Nasdaq Stock Market.

         (g) "Participant" means (i) any employee of the Company, (ii) any employee of any direct or indirect subsidiary of the Company, (iii) any director of the Company, or (iv) any other person whose selection the Committee determines to be in the best interests of the Company, to whom an Award is made under the Plan.

         (h) "Shares" means the common stock, without par value, of the Company.

3.       SHARES AVAILABLE FOR AWARDS

         Subject to adjustment as provided in Section 11 below, the aggregate number of Shares which may be awarded under the Plan shall be five hundred thousand (500,000) Shares. No more than
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one hundred and twenty thousand (120,000) Shares shall be the subject of Awards to any individual Participant in any one calendar year. Shares issuable under the Plan may consist of authorized and unissued Shares or treasury Shares.

         Any Shares issued by the Company through the assumption or substitution of outstanding grants previously made by an acquired corporation or entity shall not reduce the number of Shares available for Awards under the Plan. Any Shares issued by the Company through the conversion or substitution of outstanding grants previously made by Essef Corporation shall not reduce the number of Shares available for Awards under the Plan. If any Shares subject to any Award granted under the Plan are forfeited or if such Award otherwise terminates without the issuance of such Shares or payment of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan as if such Shares had not been subject to an Award.

4.       ADMINISTRATION

         The Plan shall be administered by the Committee, which shall have full power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and policies for carrying out the Plan as it may deem necessary or proper in order to further the purposes of the Plan. In particular, the Committee shall have the authority to (i) select Participants to receive Awards, (ii) determine the number and type of Awards to be granted,
(iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted, (iv) interpret the terms and provisions of the Plan and any Award granted, (v) prescribe the form of any agreement or instrument executed in connection with any Award, and (vi) establish, amend and rescind such rules, regulations and policies for the administration of the Plan as it may deem advisable from time to time.

5.       AWARDS

         The Committee shall determine the type(s) of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 5. Awards may be made singly, in combination, in tandem or in exchange for a previously granted Award, and also may be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

         (a) STOCK OPTIONS. Awards may be made in the form of stock options, which may be incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options not intended to qualify under Section 422 of the Code. Incentive stock options may be granted only to employees. The aggregate Fair Market Value (determined at the time the option is granted) of Shares as to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code from time to time). The exercise price of stock options granted under the Plan to employees shall be not less than 100% of Fair Market Value on the date of the grant. A stock option granted under the Plan shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee, provided that no


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stock option shall be exercisable more than ten years after the date of grant. A participant may pay the exercise price of a stock option in cash, Shares or a combination of cash and Shares. The Committee shall establish appropriate procedures for accepting Shares in payment of the exercise price of a stock option and may impose such conditions as it deems appropriate on such use of Shares.

         (b) STOCK APPRECIATION RIGHTS. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment, in cash or Shares, equal to the appreciation in market value of a stated number of Shares from the price stated in the Award Agreement to the Fair Market Value on the date of exercise or surrender. SARs may be granted either separately or in conjunction with other Awards granted under the Plan. Any SAR related to a nonstatutory stock option may be granted at the same time such option is granted or any time thereafter before exercise or expiration of such option. Any SAR related to an incentive stock option must be granted at the same time such option is granted. Any SAR related to an option shall be exercisable only to the extent the related option is exercisable. In the case of any SAR related to any option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related option. Similarly, upon exercise of an SAR as to some or all of the Shares covered by a related option, the related option shall be canceled automatically to the extent of the SARs exercised, and such Shares shall not thereafter be eligible for grant. The Committee may impose such conditions or restrictions upon the exercise of any SAR as it shall deem appropriate.

         (c) RESTRICTED SHARES. Awards may be granted in the form of restricted Shares in such numbers and at such times as the Committee shall determine. Awards of restricted Shares shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or financial performance of the Company. The period of vesting and forfeiture restrictions shall be established by the Committee at the time of grant, except that no restriction period shall be less than 12 months. During the period in which any restricted Shares are subject to forfeiture restrictions, the Committee may, in its discretion, grant to the Participant to whom such restricted Shares have been awarded, all or any of the rights of a shareholder with respect to such restricted Shares, including the right to vote such Shares and to receive dividends with respect to such Shares.

         (d) PERFORMANCE SHARES. Awards may be made in the form of Shares that are earned only after the attainment of predetermined performance targets as established by the Committee at the time an Award is made ("Performance Shares"). A performance target shall be based upon one or any combination of the following: (i) revenues of the Company; (ii) operating income of the Company;
(iii) net income of the Company; (iv) earnings per Share; (v) the Company's return on equity; (vi) cash flow of the Company; (vii) Company shareholder total return; (viii) return on assets; (ix) return on investment; (x) asset turnover;
(xi) liquidity; (xii) capitalization; (xiii) stock price; (xiv) expenses; (xv) operating profit and margin; (xvi) retained earnings; (xvii) market share; (xviii) sales to targeted customers; (xix) customer satisfaction; (xx) quality measures; (xxi) productivity; (xxii) safety measures; or (xxiii) educational and technical skills of employees. Performance targets may also be based on the attainment of levels of performance of the Company and/or any of its affiliates or divisions under one or more of the measures described above relative


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to the performance of other businesses. The Committee shall be permitted to make adjustments when determining the attainment of a performance target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) of the Code to the extent applicable. Awards of Performance Shares made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such Awards shall be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this Section 5(d) also shall be applicable to Awards of restricted Shares made under Section 5(c) to the extent such Awards of restricted Shares are subject to the financial performance of the Company. At the end of the applicable performance period, Performance Shares shall be converted into Shares (or cash or a combination of Shares and cash, as set forth in the Award Agreement) and distributed to Participants based upon the applicable performance entitlement. Award payments made in cash rather than the issuance of Shares shall not, by reason of such payment in cash, result in additional Shares being available under the Plan.

         (e) STOCK AWARDS. Awards may be made in Shares or on a basis valued in whole or in part by reference to, or otherwise based upon, Shares. Share awards shall be subject to conditions established by the Committee and set forth in the Award Agreement.

          (f) AWARDS TO DIRECTORS. Each new non-employee director shall be granted options for 2,000 shares, one-third of which shall become exercisable on the date of the first three Annual Meetings of shareholders following his or her election or appointment as a director. The exercise price for all such options granted in 1999 shall be the higher of Fair Market Value on the date of grant and $16.00 per share. Thereafter, the exercise price shall be Fair Market Value on the grant date. In addition stock options shall be granted annually to each non-employee director of the Company on the date of the Company's Annual Meeting; each such option shall be immediately exercisable, shall relate to 1,000 shares, and shall have a per-share exercise price equal to Fair Market Value.


6.       PAYMENT OF AWARDS; DEFERRALS

         Payment of Awards may be made in the form of Shares, cash or a combination of Shares and cash and may include such restrictions as the Committee shall determine, including restrictions on transfer and forfeiture provisions. With Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including the capability to make further deferrals for payment after retirement. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Shares.

7.       TAX WITHHOLDING

         The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or cash relating to an Award made under the Plan, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by
(i) delivering to the Company Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Shares having such Fair Market Value and otherwise issuable to the Participant under the Plan.

8.       TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR

         If the employment of a Participant (or such Participant's service as a director) terminates for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement,


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which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

9.       NONASSIGNABILITY

         Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

10.      CHANGE IN CONTROL

         (a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all Awards of restricted Shares then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Awards of Performance Shares shall be deemed to have been fully earned as of the date of the Change in Control.

         (b) A "Change in Control" of the Company shall have occurred when any of the following events shall occur:

         (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

         (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

         (iii) There is a report filed or required to be filed on Schedule 13D on Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner, is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"); or

         (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of


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         the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

         Notwithstanding the foregoing provisions of Section 10 (b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership. Further, a "Change of Control" shall not be deemed to have occurred by reason of any change resulting from the Company's bankruptcy, insolvency or otherwise for the benefit of the Company's creditors.

11.      ADJUSTMENTS UPON CHANGES OF CAPITALIZATION

         In the event of any change in the outstanding Shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the number of Shares as to which Awards may be granted under the Plan, including limitations relating to incentive stock option Awards and maximum Awards to individual Participants, the number of Shares issuable pursuant to then outstanding Awards, and/or, if appropriate, the prices of Shares related to outstanding Awards, shall be appropriately and proportionately adjusted.

12.      RIGHTS OF EMPLOYEES

         Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continued employment with the Company or any subsidiary of the Company.

13.      AMENDMENT, SUSPENSION OR TERMINATION OF PLAN AND AWARDS

         The Board may amend, suspend or terminate the Plan at any time, provided that no such action shall be taken that would impair the rights under an outstanding Award without the Participant's consent.



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         The Board may amend the terms of any outstanding Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent and no such amendment shall have the effect, with respect to any employee subject to Section 162(m) of the Code, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant.

14.      GOVERNING LAW

         The Plan, together with all determinations and actions made or taken in connection therewith, to the extent not otherwise governed by the Code or other laws of the United States, shall be governed by the laws of the State of Ohio.

15.      EFFECTIVE AND TERMINATION DATES

         The Plan shall become effective on the date it is approved by the shareholders of the Company. The Plan shall continue in effect until terminated by the Board, at which time all outstanding Awards shall remain outstanding in accordance with their applicable terms and conditions.




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